SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 4, 2009

DRINKS AMERICAS HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 10.01  Entry into a Material Definitive Agreement

The Company has modified  the terms of its credit facility with Sovereign Business Capital ("Sovereign"). Pursuant to this modification the credit facility will be due April 3, 2009 rather than June 2, 2009 and in order to reduce our  fees on the unutilized credit line, and at Sovereign's request, we changed the amount we can borrow to $300,000, which is approximately $200,000 more than was outstanding on the date of the agreement. The Company is discussing replacement financing with several replacement lenders.

Item 9.01. EXHIBITS

(c) Exhibits

10.46 Form of Forbearance and Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 10, 2009

DRINKS AMERICAS HOLDINGS, LTD.

By:	/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO